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                                                                    Exhibit 3.27



                                RESTATED BY-LAWS

                              L. L. OLDS SEED CO.

                                   ARTICLE I

Principal Office: The principal office of the corporation shall be in the City of Madison, Dane County, Wisconsin, having a post office address of 2901 Packers Avenue.

     The corporation may have and maintain such other offices either within or without the State of Wisconsin, as the Directors may appoint from time to time.

                                   ARTICLE II

Stockholders Meetings:

     (a) Annual Meeting: The annual meeting of the stockholders of the Corporation shall be held at 1:30 o'clock p.m. on the third Monday in November of each year at the principal office of the Corporation. In the event that an annual meeting is not held as above provided, a deferred annual meeting may be held at any time or place thereafter at which meeting the business normally to be transacted at the annual meeting, including the election of directors, may be consummated.

     (b) Special Meetings: Special meetings of the stockholders may be called by any officer of the Corporation at any time, and such meetings shall be promptly called by any officer upon the demand of any director or stockholders of the corporation representing one-tenth of the shares entitled to vote. Business transacted at such meeting shall be confined to the objects stated in the notice of

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meeting. All such meetings shall be held at the principal office of the corporation or at such other place as the notice shall specify.

     (c) Notice of Meetings: Written notice stating the place, time and date of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting was called, shall be delivered at least ten days (but not more than fifty days) before the date of the meeting, either personally or by mail to each shareholder of record and to any proxy duly appointed by an instrument in writing which has been filed with the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. Mail addressed to the person entitled thereto at his last known address as it appears in the stock record book or other official records of the corporation. It shall be the responsibility of any person entitled to such notice to promptly notify the corporation in writing of any change of address.

     (d) Closing of Transfer Books: For the purpose of determining shareholders entitled to notice of a meeting, or to vote at a meeting or to receive payment of any dividend declared by the Directors or in order to make a determination of shareholders for any other proper purpose the stock transfer books of the corporation shall be closed for a period of ten days prior to the holding of any meeting of the shareholders or meeting of the directors at which a dividend may be declared. No transfer of shares shall be valid or effective until such transfer is made and recorded on the stock transfer books of the corporation



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following receipt of the certificate evidencing the shares to be transferred appropriately endorsed by the record owner and with his signature guaranteed.

     (e) Proxies: A shareholder of the corporation entitled to vote may vote either in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid eleven (11) months after the date thereof unless otherwise provided in the proxy. To be effective, all proxies must be filed with the Secretary of the Corporation prior to any shareholder meeting. Any shareholder who has filed a proxy may withdraw the same upon personal appearance at the meeting for which such proxy was filed.

     (f) Quorum: A quorum at any shareholder meeting shall consist of a majority of the shares entitled to vote represented either in person or by proxy.

     (g) Organization: The president, and in his absence, the vice-president, and in their absence any shareholder chosen by the shareholders present may call the meeting of shareholders to order and may act as chairman thereof. The secretary of the company shall act as secretary of the meetings and shall prepare minutes thereof, but in the absence of the secretary, any shareholder present at any such meeting may be appointed by the shareholders present to act as secretary and prepare the minutes of such meeting. All minutes of meetings shall be signed by both the chairman and secretary of such meetings, and, upon being so signed such minutes shall, in the absence of clerical error, be conclusive as to content on all shareholders.


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     (h) Voting of Shares: Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the articles of incorporation.

Voting of Shares by Certain Holders:

     Other Corporations: Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president in writing. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the board of directors or the by-laws of such other corporation.

     Legal Representative and Fiduciaries: Shares held by any personal representative, guardian, trustee, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held.

     Pledgees: A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee on the stock books of the


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corporation and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Treasury Shares: Treasury shares shall not be entitled to vote at any meeting of the Shareholders.

                                  ARTICLE III

Directors:

     (a) Management: The business and affairs of the Corporation shall be managed by a Board of Directors. Directors need not be residents of the State of Wisconsin, or shareholders of the corporation.

     (b) Number and Election: The Board of Directors shall consist of not more than seven or less than three natural persons who shall be elected by the shareholders at their annual meeting. Directors shall be elected to serve for a term of one year and until their successors are elected and qualify. Failure to elect directors in any one year shall not affect the power of the then existing Board to continue to manage the business affairs of the corporation.

     (c) Meetings of Directors: Special meetings of the Board of Directors may be called by any officer of the Corporation at any time, and any officer of the Corporation shall promptly call a meeting of the Board upon the request of any director. All such special meetings shall be held upon at least three days' notice given in the same manner as is required for notice of shareholder meetings or by phone. Such notice need not, however, specify either the purpose of the meeting or the business to be transacted thereat. The directors may by resolution provide


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for the holding of regular directors' meetings, and in the event that such meetings are provided for by appropriate resolution setting a regular place, time and date for the holding thereof, such meetings may be held without the necessity of giving any prior notice to directors.

     The Board of Directors shall hold an annual meeting immediately following the annual meeting of the shareholders for the purpose of electing officers and the transacting of any other business as may be necessary.

     All meetings of the Board of Directors, both annual, regular and special, shall be held at the principal office of the Corporation, or at such other place as may be specified either by Resolution or in the notice of meeting.

     (d) Quorum: A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     (e) Organization: The president, and in this absence, the vice-president, or in their absence, any director shall chair all meetings of the Board of Directors. At each meeting either a director or any other person present at a meeting may in the absence of the secretary of the corporation be appointed secretary of the meeting for the purpose of preparing the minutes thereof. All minutes so prepared shall be signed by both the chairman and secretary of the meeting and the minutes so signed shall in the absence of clerical error, be conclusive as to content upon all Directors.


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     (f) The Directors are authorized to fix reasonable compensation for
Directors for attendance at meetings.

                                   ARTICLE IV

     (a) Officers: The principal officers of the Corporation shall consist of a president, vice-president, secretary and treasurer together with such other officers as the Board of Directors may determine from time to time.

     (b) Election: Officers of the corporation shall be elected each year, by the Board of Directors at its annual meeting. All officers shall be elected to serve for a period of one year and until their successors shall be elected and qualify, no officer need be a shareholder. The failure to elect officers in any one year shall not affect any powers of the then existing officers to continue to perform the duties of their offices.

     (c) Duties of Officers:

          (1) The president shall preside at all meetings of stockholders and directors and, subject to mandate of the Board of Directors, shall have general supervision of the affairs of the Corporation.

          (2) The vice-president shall discharge the duties of the president in the event of the latter's absence or disability.


          (3) The secretary shall countersign all contracts and documents which require the countersignature of the secretary and shall preserve a record of all of the proceedings at the meetings of the corporate stockholders and directors.


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He shall further keep and maintain at the principal offices of the corporation all of the books and records, papers and documents belonging to the Corporation.

          (4) The treasurer shall keep and account for all monies, credits, and property of every kind and nature belonging to the Corporation, all pursuant to the mandate of the Board of Directors. He shall further prepare and keep accurate and complete accounts of all monies, credits and disbursements, of every kind and nature, and shall render such financial and other reports as the directors may require from time to time.

          (5) All officers shall perform such other and further duties as may be required from time to time by the Board of Directors.

                                   ARTICLE V

Corporate Seal: The corporation shall have a corporate seal.

                                   ARTICLE VI

Informal Action: Any action of either the stockholders or directors which may be required by law or the Articles of Incorporation or these By-Laws to be taken at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed at any time by all of the shareholders or directors, as the case may be, entitled to vote with respect to the subject matter thereof.

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                                  ARTICLE VII

Waiver of Notice: Whenever any notice whatever is required to be given by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed at any time by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice; provided, however, that such waiver shall contain the same information as would have been required to be included in the notice so waived.

                                  ARTICLE VIII

     (a) Share Certificates: The Corporation shall cause to be issued to each shareholder a certificate representing the number of shares of the corporation owned by him. The certificates so issued shall be numbered consecutively and shall be in such form and content, not inconsistent with the laws of the State of Wisconsin, as is approved by the Board of Directors.

                                   ARTICLE IX

     Indemnification: The corporation shall, to the full extent permitted by the Wisconsin Business Corporation Law, indemnify any person by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise.

                                   ARTICLE X

     The business year of the corporation shall end on September 30th of each year.


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                                   ARTICLE XI

     These By-Laws may be amended, revoked and/or supplemented by the Board of Directors without shareholder approval.









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                             ARTICLE IX (*AMENDED)
                                INDEMNIFICATION

     The corporation shall indemnify every director or officer, his heirs, executors and administrators, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which he may be made a party by reason of his being or having been a director or officer of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Board of Directors may authorize, by a vote of the majority of the full Board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this paragraph.


*  Amendment adopted at Annual Stockholders Meeting of November 18, 1985.